UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2013

CHAMPIONS ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17263	52-1401755
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1 University Plaza, Suite 307, Hackensack, New Jersey 07601

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 808-8400

Not applicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

Champions Oncology, Inc. (the “Company”) today announced the appointment of David Miller, age 44, as the new Vice President, Finance of the Company. The Company appointed Mr. Miller to replace Gary G. Gemignani, who informed the Company of his intention to resign as Executive Vice President and Chief Financial Officer on April 22, 2013. Mr. Gemignani has agreed to remain with the Company until June 30, 2013 to assist in the transition to Mr. Miller.

Prior to joining the Company, Mr. Miller served as the Vice President of Finance and Operations at DMCWW, LLC, a private equity company focused on investing and operating start-up enterprises in the consumer technology space. From January 2006 to March 2010, Mr. Miller served as the Chief Financial Officer of NAF Funding, LLC, a nationwide financial services firm that brokers transactions involving the trading of life insurance policies. From January 2000 to December 2005, Mr. Miller was the Vice President of Finance and Operations at IDT Corp., where he led the creation and growth of the consumer phone services division to over one million customers of local and long distance service. From 1997 to 1999, he was an Assistant Vice President of the Internal Audit Department at Deutche Bank. Mr. Miller also held Senior Accountant positions at Schonbraun, Safris, Sternlieb, LLC and Margolin, Winer and Evans. Mr. Miller earned a B.S. from Yeshiva University in 1991 and an MBA from Fordham in 1999. He is a Certified Public Accountant.

The terms of the Company’s offer letter with Mr. Miller provide that his salary will be $180,000 per year. He will be eligible for consideration for an annual bonus equal to 20% of his salary, and his bonus for his first year of employment will be no less than 15% of his annual salary, paid quarterly. Mr. Miller will be granted (subject to approval by the Company’s Board of Directors) an option to purchase 75,000 shares of the Company’s common stock under its 2010 Equity Incentive Plan. Mr. Miller will be eligible to participate in all employee benefit programs implemented by the Company for its full time employees. Mr. Miller’s employment is on an at-will basis. The foregoing description of the offer is a summary only and is qualified in its entirety by reference to the full text of the offer letter with Mr. Miller, which is attached to this Form 8-K as Exhibit 10.1, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed herewith:

Exhibit No.

10.1	Offer Letter with David Miller, dated May 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPIONS ONCOLOGY, INC.
(Registrant)

Date:	June 3, 2013	By:	/s/ Joel Ackerman
Joel Ackerman
Chief Executive Officer